UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

SPORTSLINE.COM, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VIACOM AGREES TO ACQUIRE SPORTSLINE.COM, INC.

Leading Internet Sports Media Company to Operate Hand-in-Hand with CBS Sports

New York, NY, and Ft. Lauderdale, FL, August 2, 2004 – Viacom Inc. (NYSE: VIA, VIA.B) and SportsLine.com, Inc. (NASDAQ: SPLN) announced today that they have signed a definitive agreement for SportsLine.com to merge with a subsidiary of Viacom. Public stockholders of SportsLine.com will be entitled to receive $1.75 per share in cash on closing of the transaction. Completion of the merger is subject to customary closing conditions, including approval by SportsLine.com’s shareholders. The merger is expected to be completed by the end of the year. Viacom currently holds approximately 38% of the total outstanding shares of SportsLine.com’s common stock.

“This is a great opportunity for Viacom and CBS,” said Leslie Moonves, Co-President and Co-Chief Operating Officer, Viacom Inc. “We’ve enjoyed a collaborative relationship with SportsLine dating back to 1997, and this acquisition complements our strategy of expanding Viacom’s presence in what has become the fastest growing advertising sector.”

Added Sean McManus, President, CBS Sports: “The ability to integrate SportsLine’s rich content with CBS Sports’ stable of industry-leading franchises like the NFL, the Final Four, US Open Tennis and the PGA Tour presents tremendous possibilities for our advertisers and consumers now and into the future.”

“This transaction provides SportsLine with outstanding potential to grow as part of a multi-billion dollar global media company,” said Michael Levy, Founder, Chairman and Chief Executive Officer of SportsLine.com. “We spent more than 10 years nurturing this company’s growth from its formation, and going forward, we feel that this merger presents a great outcome for our shareholders, employees and users.”

A special committee of SportsLine.com’s Board of Directors, formed to evaluate strategic alternatives for the Company, determined that the transaction was fair, from a financial point of view, to the holders of SportsLine.com’s common stock (other than Viacom or any affiliates of Viacom), and has recommended that SportsLine.com’s shareholders approve the transaction.

SportsLine.com will file a proxy statement and SportsLine.com and Viacom will file other documents with the Securities and Exchange Commission concerning the proposed merger transaction. Holders of SportsLine.com common stock are urged to read the proxy statement and such other documents when they become available because they will contain important information. In addition, SportsLine.com and its directors and executive officers and other members of its management and its employees may be deemed to be participants in the solicitation of proxies from the shareholders of SportsLine.com with respect to the transactions contemplated by the merger agreement. Information about the directors and officers of SportsLine.com in the merger will be available in the proxy statement and other documents that SportsLine.com will file with the Commission. Investors will be able to obtain a free copy of the documents filed with the Commission by Viacom and SportsLine at the Commission’s website http://www.sec.gov. Investors will be able to obtain a free copy of the relevant documents filed by SportsLine.com by contacting Investor Relations at SportsLine.com at: 2200 W. Cypress Creek Road, Ft. Lauderdale, FL 33309, 954-489-4000 x5026 or online at http://www.sportsline.com/info/ir/. Investors will also be able to obtain a free copy of the relevant documents filed by Viacom by contacting Investor Relations at Viacom at: 800-516-4399, 1515 Broadway, New York, NY 10036.

About Viacom Inc.

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the Company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom’s well-known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central, CMT: Country Music Television, Spike TV, Showtime, Blockbuster, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

About SportsLine.com, Inc.

SportsLine.com (Nasdaq:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce. As the publisher of CBS SportsLine.com and the official Web sites of the NFL, PGA TOUR and NCAA Sports, the Company serves as one of the most comprehensive sports information sources available, containing an unmatched breadth and depth of multimedia sports news, information, entertainment and merchandise.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com’s actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, dependence on advertising revenues, which are difficult to forecast, the growth rate of the Internet, constantly changing technology and market acceptance of the Company’s products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com’s Securities and Exchange Commission filings, including those discussed under the caption “Risk Factors That May Affect Future Results” in SportsLine.com’s latest Annual Report on Form 10-K. In addition, if SportsLine.com does not receive the required shareholder approval or either company fails to satisfy other conditions to closing, the merger will not be consummated. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In addition, any forward-looking statements attributed to Viacom reflect Viacom’s current expectations concerning future results and events. Similarly, statements that describe Viacom’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of Viacom to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of Viacom’s programming; changes in technology and its effect on competition in Viacom’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on Viacom’s products; consumer demand for VHS, DVD and video games, and the mix between rental and sales volume and competitive conditions in these markets; that Viacom may determine for market or other reasons not to effectuate the divestiture of Blockbuster; that a split-off of Blockbuster, if it does occur, may be taxable; and other domestic and global economic, business, competitive and/or regulatory factors affecting Viacom’s businesses generally; and other factors described in Viacom’s previous news releases and filings made by Viacom with the Securities and Exchange Commission including but not limited to Viacom’s Form 10-K for the period ended December 31, 2003. The forward-looking statements included in this document are made only as of the date of this document, and Viacom does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

* * *

Press contacts:	Susan Duffy	(Viacom)	212-258-6347
	Dana McClintock	(CBS)	212-975-1077
	Leslie Ann Wade	(CBS Sports)	212-975-5171
	Larry Wahl	(SportsLine.com)	954-489-4000 x7225

Investor contacts:	Marty Shea	(Viacom)	212-258-6515
	Larry Wahl	(SportsLine.com)	954-489-4000 x7225